EXCHANGE AGREEMENT
between
AGR TOOLS, INC.
and
AGR STONE & TOOLS USA, INC.

TABLE OF CONTENTS

ARTICLE ONE	DEFINITIONS, INTERPRETATION AND SCHEDULES	4
ARTICLE TWO	THE ARRANGEMENT	8
ARTICLE THREE	REPRESENTATIONS AND WARRANTIES	10
ARTICLE FOUR	COVENANTS	13
ARTICLE FIVE	CONDITIONS	15
ARTICLE SIX	AMENDMENT AND TERMINATION	19
ARTICLE SEVEN	GENERAL	21
SCHEDULE A	PLAN OF EXCHANGE	24
SCHEDULE B	LIST OF PUBCO OPTIONS AS AT JUNE 30, 2009	29
SCHEDULE C	LIST OF PRIVECO WARRANTS AS AT JUNE 30, 2009	33

AMENDED EXCHANGE AGREEMENT

THIS AGREEMENT made as of October 29, 2009 (the “Effective Date”)

BETWEEN:
AGR TOOLS, INC. a company existing under the laws of the State of Nevada, with an address of 1944 Bayview Court, Kelowna, British Columbia V1Z 3L8,

("Pubco")

AND:
AGR STONE & TOOLS USA, INC. a company existing under the laws of the State of Texas, with an address of 11526 F.M. 2854 Road, Conroe, TX 77304,

("Priveco")

WITNESSES THAT:

WHEREAS on July 21, 2009, Pubco and Priveco entered into a Share Exchange Agreement (the “Exchange Agreement”), whereby Pubco agreed to purchase all 46,186,516 of the issued and outstanding shares of Priveco in exchange for the issuance by Pubco of 46,186,516 common shares in the capital of Pubco to the shareholders of Priveco on the basis of one common share in the capital of Pubco for every one share of Priveco;

AND WHEREAS the parties hereto wish to revise the terms of the Exchange Agreement, whereby, in addition to other changes set out in this Agreement, Priveco will effect the share exchange with Pubco in accordance with Part 5 of the Texas Business Corporation Act;

AND WHEREAS the parties hereto wish to effect such amendments by entering into this Agreement;

AND WHEREAS Pubco and Priveco propose to effect a transaction under which Pubco will acquire all of the issued and outstanding shares of Priveco from its securityholders, which transaction will constitute a reverse takeover;

AND WHEREAS the parties hereto intend to carry out the proposed business combination by way of an exchange under the provisions of Part 5 of the Texas Business Corporation Act.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE ONE- DEFINITIONS, INTERPRETATION AND SCHEDULES

Section 1.01 Definitions
In this Agreement, unless the context otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the meanings ascribed to them below:

(a)	"Agreement" means this arrangement agreement, together with the schedules attached hereto, as amended or supplemented from time to time;

(b)	"Business Day" means any day, other than a Saturday, a Sunday or a statutory holiday in British Columbia, Canada;

(c)	"US GAAP" means accounting principles generally accepted in the US;

(d)	"Closing Date" means January 31, 2010 or such other date as the parties hereto agree to;

(e)
"Completion Deadline" means the date by which the transactions contemplated by this Agreement are to be completed, which date shall be the later of December 15, 2009 and the date by which the Effective Date is determined in accordance with section 5.04 hereof;

(f)
"Effective Date" means the date set by Pubco and Priveco as being the effective date in respect of the Exchange, which date will either be the date on which all documents necessary to effect the Exchange have been filed with the Registrar, if any, or will be the date within specified by the Parties four Business Days after all conditions to completion of the Exchange set out in this Agreement, have been satisfied;

(g)	"Effective Time" means 12:01 a.m. (PST) on the Effective Date;

(h)
"Exchange" means the arrangement under the provision of Part 5 of the TBCA on the terms and conditions set forth in the Plan of Exchange, which shall include the exchange of each one Priveco Common Share outstanding for one Pubco Common Shares;

(i)	“Financial Statements” means audited financial statements of Priveco for a period ended no later than 35 days before the Closing Date.

(j)
"Governmental Entity" means any applicable (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal (judicial, quasi-judicial, administrative or quasi-administrative), arbitral body, commission, board, bureau or agency, domestic or foreign, (ii) any subdivision, agency, commission, board or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority in respect of or for the account of any of the foregoing;

(k)
"Laws" means all laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, instruments, policies, notices, directions and judgments or other requirements of any Governmental Entity;

(l)	"Pubco Common Shares" means the common shares in the capital of Pubco;

(m)	"Pubco Shareholders" means, at any time, the holders of Pubco Common Shares at such time;

(n)
"Person" means any individual, partnership, company, corporation, firm, unincorporated association, joint venture, trust, or any other agency or instrumentality thereof or any other judicial entity or person, government or governmental agency, authority or entity howsoever designated or constituted;

(o)	"Plan of Exchange" means the plan of exchange substantially in the form and content as set out in Schedule A attached herein;

(p)	"Registrar" means the Registrar of Companies in the State of Texas;

(q)	“Resigning Director” means the director of Pubco who is resigning concurrently with the Exchange more specifically being David Chapman;

(r)
"Securities Authorities" means the British Columbia Securities Commission and the other securities regulatory authorities in the provinces and territories of Canada and the Securities and Exchange Commission of the United States of America, collectively;

(s)	“TCBA” means the Texas Business Corporations Act.

(t)
"Tax" and "Taxes" means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Entity, including, without limitation, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada and Quebec Pension Plan premiums, employer health taxes, excise, severance, social security, workers' compensation, employment insurance or compensation taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest, fines and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing or that may become payable in respect thereof; and liability for any of the foregoing as a transferee or successor, guarantor or surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether written or oral) or by operation flow;

(u)
"Tax Returns" means all returns, schedules, elections, forms, notices, declarations, reports, information returns and statements filed or required to be filed with any taxing authority relating to Taxes;

(v)	"Priveco Common Shares" means the common shares in the capital of Priveco;

(w)	"Priveco Shareholders" has the meaning ascribed to that term in the Plan of Exchange;

Section 1.02 Interpretation Not Affected by Headings

The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", "hereto", "hereunder" and similar expressions refer to this Agreement and the schedules attached hereto and not to any particular article, section or other portion hereof and include any agreement, schedule or instrument supplementary or ancillary hereto or thereto.

Section 1.03 Number, Gender and Persons

In this Agreement, unless the context otherwise requires, words importing the singular only shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter, and the word person and all words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any Governmental Entity, political subdivision or instrumentality thereof) and any other entity of any kind or nature whatsoever.

Section 1.04 Date for any Action

If the date on which any action is required to be taken hereunder by any party hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

Section 1.05 Statutory References

Any reference in this Agreement to a statute includes all regulations and rules made thereunder, all amendments to such statute or regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or regulation.

Section 1.06 Currency

All references to money are expressed in lawful money of the US.

Section 1.07 Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable Law, the parties hereto waive any provision of Law which renders any provision of this Agreement or any part thereof invalid or unenforceable in any respect. The parties hereto will engage in good faith negotiations to replace any provision hereof or any part thereof which is declared invalid or unenforceable with a valid and enforceable provision or part thereof, the economic effect of which approximates as much as possible the invalid or unenforceable provision or part thereof which it replaces.

Section 1.08 Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under US GAAP and all determinations of an accounting nature required to be made hereunder shall be made in a manner consistent with US GAAP.

Section 1.09 Knowledge

Where the phrases "to the knowledge of Pubco" or "to Pubco's knowledge" or "to the knowledge of Priveco" or "to Priveco's knowledge" are used (i) in the case of Pubco the collective actual knowledge of those officers of Pubco; and (ii) in the case of Priveco the collective actual knowledge of those officers of Priveco.

Section 1.11Schedules

The following Schedules are attached to and forms part of this Agreement:

Schedule A- Plan of Exchange

Schedule B- Certificate of Non-US Shareholder

Schedule C- Certificate of US Shareholder

Schedule D- National Instrument 45-106 Investor Questionnaire

ARTICLE TWO- THE EXCHANGE

Section 2.01 Exchange

Pursuant to the Exchange, the Priveco Common Shares shall be exchanged for Pubco Common Shares on the terms and subject to the conditions set out in this Agreement and the Plan of Exchange with Priveco becoming a wholly-owned subsidiary of Pubco upon the completion of the Exchange. The parties agree to carry out the Exchange substantially on the terms set out in the Plan of Exchange, subject to such changes as may be mutually agreed to by the parties on the advice of their respective legal, tax, and financial advisors.

Section 2.02 Effective Date

The Exchange shall become effective at the Effective Time and at such time Priveco shall become a wholly-owned subsidiary of Pubco on the terms and subject to the conditions contained in this Agreement and the Plan of Exchange.

Section 2.03 Consultation

Pubco and Priveco will consult with the other of them in issuing any press release or otherwise making any public statement with respect to this Agreement or the Exchange and in making any filing with any Governmental Entity, Securities Authority or stock exchange with respect thereto. Each of Pubco and Priveco shall use its commercially reasonable efforts to enable the other of them to review and comment on all such press releases and filings prior to the release or filing, respectively, thereof.

Section 2.04 Shareholder Approval

As soon as is reasonably practicable after the date of execution of this Agreement, Priveco shall arrange for the written approval from holders of 2/3rds of its issued and outstanding common stock approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

Section 2.05 Legend

All certificates representing the Pubco Common Shares issued on Closing will be endorsed with one of the following legends pursuant to the Securities Act in order to reflect the fact that the Pubco Common Shares will be issued to the Priveco Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

For Selling Shareholders not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

For Selling Shareholders resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

Section 2.06 Closing Date

Unless this Agreement is terminated pursuant to the provisions herein, the parties shall meet a mutually agreed upon location at such time and on such date as they may mutually agree upon and each of them shall deliver to the other of them:

(a)
the documents required or contemplated to be delivered by it hereunder to complete the Exchange and the other transactions contemplated hereby, provided that each such document required to be dated the Effective Date shall be dated as of, or become effective on, the Effective Date and shall be held in escrow to be released upon the Exchange becoming effective; and

(b)	written confirmation as to the satisfaction or waiver of all of the conditions in its favor contained in this Agreement.

Section 2.07 Head Office

Upon the completion of the Exchange the location of the head office of Pubco will be the current offices of Priveco at 11526 F.M. 2854 Road, Conroe, TX, 77304.

ARTICLE THREE - REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of Priveco
Priveco hereby represents and warrants to Pubco, and hereby acknowledges that Pubco is relying upon such representations and warranties in connection with entering into this Agreement and agreeing to complete the Exchange, as follows:

(a)
Organization. Priveco has been incorporated, is validly subsisting and has full corporate or legal power and authority to own its assets and to conduct its business as currently owned and conducted. All of the outstanding shares of Priveco are validly issued, fully paid and non-assessable.

(b)
Capitalization. As at the date of this Agreement, there were 46,186,516 Priveco Common Shares outstanding. All outstanding Priveco Common Shares have been authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. Except as what is disclosed herein, there are no outstanding bonds, debentures or other evidences of indebtedness of Priveco having the right to vote with the Priveco Securityholders on any matter. There are no outstanding contractual obligations of Priveco to repurchase, redeem or otherwise acquire any outstanding Priveco Common Shares or with respect to the voting or disposition of any outstanding Priveco Common Shares.

(c)
Power. Priveco has all necessary power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by Priveco as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by Priveco and the completion by Priveco of the transactions contemplated by this Agreement have been authorized by the directors of Priveco and, subject to the approval by the Priveco Securityholders in the manner contemplated herein, no other corporate proceedings on the part of Priveco are necessary to authorize this Agreement or to complete the transactions contemplated hereby.

(d)
No Defaults. Pubco has been provided with a true and complete copy of all contracts, agreements and licenses material to the conduct of the business of Priveco that if breached or in default would or could reasonably be expected to have a adverse effect on Priveco, or access thereto, and there are no current or pending negotiations with respect to the renewal, termination or amendment of any such material contracts, agreements or license.

(e)
Financial Matters. The unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations, unaudited interim consolidated statements of shareholders' equity and unaudited interim consolidated statements of cash flows for the period ended no more than 35 days prior to the Closing were prepared in accordance with US GAAP, consistently applied, and fairly present in all material respects the consolidated financial condition of Priveco at the date indicated and the results of operations of Priveco for the periods covered on a consolidated basis and reflect adequate provision for the liabilities of Priveco on a consolidated basis in accordance with US GAAP.

(f)
Books and Records. The corporate records and minute books of Priveco have been maintained substantially in accordance with all applicable Laws and are complete and accurate in all material respects, except where such incompleteness or inaccuracy would not have an adverse effect on Priveco. Financial books and records and accounts of Priveco in all material respects (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of assets of Priveco, and (iii) in the case of Priveco, accurately and fairly reflect the basis for the consolidated financial statements of Priveco. Priveco has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that, in all material respects (a) transactions are executed in accordance with the general or specific authorization of the management of Priveco, and (b) transactions are recorded as necessary (i) to permit preparation of consolidated financial statements in conformity with Canadian GAAP or any criteria applicable to such consolidated financial statements and (ii) to maintain accountability for assets and liabilities.

(g)	Litigation. There is no claim, action, proceeding or investigation pending or in progress or, to the knowledge of Priveco, threatened against or relating to Priveco.

(h)	Compliance with Laws. Priveco has complied with and is not in violation of any applicable Law.

(i)
Full Disclosure. Priveco has made available to Pubco all material information, including financial, operational and other information and all such information as made available to Pubco is true and correct in all material respects and no material fact or facts have been omitted therefrom which would make such information misleading.

(j)
No Broker's Commission. Priveco has not entered into any agreement that would entitle any person to any valid claim against Priveco for a broker's commission, finder's fee or any like payment in respect of the Exchange or any other matter contemplated by this Agreement.

(k)
Shareholders.  Priveco hereby represents that all of the Priveco Shareholders who will be receiving Pubco Common Shares pursuant to the Exchange will meet one of the criteria required, and enumerated in Schedules B, C and D attached hereto, to take advantages of exemptions from prospectus registration requirements.  Priveco shall also make all reasonable efforts to provide Pubco with copies of the applicable Schedule completed and executed by every Priveco Shareholder.

Section 3.02 Representations and Warranties of Pubco

Pubco hereby represents and warrants to Priveco, and hereby acknowledges that Pubco is relying upon such representations and warranties in connection with entering into this Agreement and agreeing to complete the Exchange, as follows:

(a)	Organization. Pubco has been incorporated, is validly subsisting and has full corporate or legal power and authority to own its assets and to conduct its business as currently owned and conducted.

(b)
Capitalization. Pubco is authorized to issue 200,000,000 Pubco Common Shares. As at the date of this Agreement, there were 60,000,000 Pubco Common Shares outstanding.  All outstanding Pubco Common Shares have been authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of Pubco having the right to vote with the Pubco Shareholders on any matter. There are no outstanding contractual obligations of Pubco to repurchase, redeem or otherwise acquire any outstanding Pubco Common Shares or with respect to the voting or disposition of any outstanding Pubco Common Shares.

(c)
Power. Pubco has all necessary power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by Pubco as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by Pubco and the completion by Pubco of the transactions contemplated by this Agreement have been authorized by the directors of Pubco.

(d)
No Defaults. Priveco has been provided with a true and complete copy of all contracts, agreements and licenses material to the conduct of the business of Pubco that if breached or in default would or could reasonably be expected to have an adverse effect on Pubco, or access thereto, and there are no current or pending negotiations with respect to the renewal, termination or amendment of any such material contracts, agreements or license.

(e)
Financial Matters. The unaudited interim consolidated balance sheets, unaudited interim consolidated statements of operations, unaudited interim consolidated statements of shareholders' equity and unaudited interim consolidated statements of cash flows for the period ended July 31, 2009 of Pubco were prepared in accordance with US GAAP, consistently applied, and fairly present in all material respects the consolidated financial condition of Pubco at the date indicated and the results of operations of Pubco for the periods covered on a consolidated basis and reflect adequate provision for the liabilities of Pubco on a consolidated basis in accordance with US GAAP.

(f)
Books and Records. The corporate records and minute books of Pubco have been maintained substantially in accordance with all applicable Laws and are complete and accurate in all material respects, except where such incompleteness or inaccuracy would not have an adverse effect on Pubco. Financial books and records and accounts of Pubco in all material respects (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of assets of Pubco, and (iii) in the case of Pubco, accurately and fairly reflect the basis for the consolidated financial statements of Pubco. Pubco has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that, in all material respects (a) transactions are executed in accordance with the general or specific authorization of the management of Pubco, and (b) transactions are recorded as necessary (i) to permit preparation of consolidated financial statements in conformity with US GAAP or any criteria applicable to such consolidated financial statements and (ii) to maintain accountability for assets and liabilities.

(g)	Litigation. There is no claim, action, proceeding or investigation pending or in progress or, to the knowledge of Pubco, threatened against or relating to Pubco.

(h)	Compliance with Laws. Pubco has complied with and is not in violation of any applicable Law.

(i)
Full Disclosure. Pubco has made available to Priveco all material information, including financial, operational and other information and all such information as made available to Priveco is true and correct in all material respects and no material fact or facts have been omitted therefrom which would make such information misleading.

(j)
No Broker's Commission. Pubco has not entered into any agreement that would entitle any person to any valid claim against Pubco for a broker's commission, finder's fee or any like payment in respect of the Exchange or any other matter contemplated by this Agreement.

(k)	Reporting Status. Pubco Common Shares are listed for trading on the OTC Bulletin Board.

(l)
No Cease Trade. Pubco is not subject to any cease trade or other order of any applicable stock exchange or Securities Authority and, to the knowledge of Pubco, no investigation or other proceedings involving Pubco which may operate to prevent or restrict trading of any securities of Pubco are currently in progress or pending before any applicable stock exchange or Securities Authority.

(m)	Shares. The Pubco Common Shares to be issued pursuant to the Exchange will, upon issue, be issued as fully-paid and non-assessable shares.

Section 3.03 Survival of Representations and Warranties

The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and shall expire and be terminated and extinguished on the Effective Date. Any investigation by Pubco and its advisors shall not mitigate, diminish or affect the representations and warranties of Priveco contained in this Agreement. Any investigation by Priveco and its advisors shall not mitigate, diminish or affect the representations and warranties of Pubco contained in this Agreement.

ARTICLE FOUR- COVENANTS

Section 4.01 Covenants of Priveco

Priveco hereby covenants and agrees with Pubco as follows:

(a)
Priveco Approval. In a timely and expeditious manner, Priveco shall make arrangements for the written approval from holders of 2/3rds of its issued and outstanding common stock approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein as required by Texas Law.

(b)
Filing to Effect Exchange. Priveco shall forthwith, but not before delivery of the Financial Statements to Pubco, file articles of exchange, along with the plan of exchange and all other applicable documents, duly completed and executed, along with payment for processing of such, with the Registrar in order for the Exchange to become effective.

(c)
Copy of Documents. Except for non-substantive communications, Priveco shall furnish promptly to Pubco a copy of each notice, report, schedule or other document or communication delivered, filed or received by Priveco in connection with this Agreement, the Exchange, or any meeting at which all Priveco Shareholders are entitled to attend, any filings made under any applicable Law and any dealings or communications with any Governmental Entity, Securities Authority or stock exchange in connection with, or in any way affecting, the transactions contemplated by this Agreement.

(d)
Usual Business. Other than in contemplation of or as required to give effect to the transactions contemplated by this Agreement, Priveco shall conduct business only in, and not take any action except in, the ordinary course of business and consistent with past practice.

(e)
Satisfaction of Conditions. Priveco shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all conditions precedent to its obligations to the extent that the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the transactions contemplated by this Agreement.

(f)
Cooperation. Priveco shall make, or cooperate as necessary in the making of, all necessary filings and applications under all applicable Laws required in connection with the transactions contemplated hereby and take all reasonable action necessary to be in compliance with such Laws.

(g)
Representations. Priveco shall continue to make available and cause to be made available to Pubco and its agents and advisors thereto all documents, agreements, corporate records and minute books as may be necessary to enable Pubco to effect a thorough examination of Priveco and the business and financial status thereof and shall cooperate with Pubco in securing access for Pubco to any documents, agreements, corporate records or minute books not in the possession or under the control of Priveco.

(h)
Closing Documents. Priveco shall execute and deliver, or cause to be executed and delivered, at the closing of the transactions contemplated hereby such customary agreements, certificates, resolutions, opinions and other closing documents as may be required by the other parties hereto, all in form satisfactory to the other parties hereto, acting reasonably.

Section 4.02 Covenants of Pubco

Pubco hereby covenants and agrees with Priveco as follows:

(a)
Copy of Documents. Except for non-substantive communications, Pubco shall furnish promptly to Priveco a copy of each notice, report, schedule or other document or communication delivered, filed or received by Pubco in connection with this Agreement, the Exchange, or any meeting at which all Pubco Shareholders are entitled to attend, any filings made under any applicable Law and any dealings or communications with any Governmental Entity, Securities Authority or stock exchange in connection with, or in any way affecting, the transactions contemplated by this Agreement

(b)
Usual Business. Other than in contemplation of or as required to give effect to the transactions contemplated by this Agreement, Pubco shall conduct business only in, and not take any action except in, the ordinary course of business and consistent with past practice.

(c)
Satisfaction of Conditions. Pubco shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all conditions precedent to its obligations to the extent that the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the transactions contemplated by this Agreement.

(d)
Cooperation. Pubco shall make, or cooperate as necessary in the making of, all necessary filings and applications under all applicable Laws required in connection with the transactions contemplated hereby and take all reasonable action necessary to be in compliance with such Laws.

(e)
Representations. Pubco shall continue to make available and cause to be made available to Priveco and its agents and advisors thereto all documents, agreements, corporate records and minute books as may be necessary to enable Priveco to effect a thorough examination of Pubco and the business and financial status thereof and shall cooperate with Priveco in securing access for it to any documents, agreements, corporate records or minute books not in the possession or under the control of Pubco.

(f)	Resignations. Pubco shall use its best efforts to cause the Resigning Director to resign and sign a release in favor of Pubco concurrently with the completion of the Exchange.

(g)
Closing Documents. Pubco shall execute and deliver, or cause to be executed and delivered, at the closing of the transactions contemplated hereby such customary agreements, certificates, resolutions, opinions and other closing documents as may be required by the other parties hereto, all in form satisfactory to the other parties hereto, acting reasonably.

ARTICLE FIVE- CONDITIONS

Section 5.01 Mutual Conditions

The respective obligations of Priveco and Pubco to complete the transactions contemplated herein are subject to the fulfillment of the following conditions at or before the Effective Time or such other time as is specified below:

(a)	the Effective Date shall be on or before the Completion Deadline, subject to any extension available to a party hereto pursuant to section 5.04 hereof;

(b)	this Agreement shall not have been terminated pursuant to Article Six hereof;

(c)
each of Priveco and Pubco shall be satisfied in the sole and absolute discretion thereof that the results of its tax, financial and legal due diligence investigation of the other have not revealed any adverse material fact regarding such other party or the assets thereof.

The foregoing conditions are for the mutual benefit of the parties hereto and may be waived in respect of a party hereto, in whole or in part, by such party hereto in writing at any time, insofar as the condition being waived is in favor of such party. If any of such conditions shall not be complied with or waived as aforesaid on or before the Completion Deadline or, if earlier, the date required for the performance thereof, then, subject to section 5.05 hereof, any party hereto may terminate this Agreement by written notice to the others of them in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by such rescinding party hereto.

Section 5.02 Priveco Conditions

The obligation of Priveco to complete the transactions contemplated herein is subject to the fulfillment of the following additional conditions at or before the Closing Date or such other time as is specified below:

(a)
Representations and Warranties.  The representations and warranties of Pubco set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date.

(b)
Performance.  All of the covenants and obligations that Pubco are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.  Pubco must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)
Transaction Documents.  This Agreement and all other documents necessary or reasonably required to consummate the Exchange, all in form and substance reasonably satisfactory to Priveco, will have been executed and delivered by Pubco.

(d)
Directors’ Resolutions - Pubco. Priveco will have received copies of resolutions duly adopted by the board of directors of Pubco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)	Surrender of Shares. Thomas Brown will have surrendered 25,000,000 shares of common stock of Pubco for cancellation on Closing.

(f)	No Material Adverse Change. No Pubco material adverse event will have occurred since the date of this Agreement.

(g)
No Action.  No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

a.	prevent the consummation of any of the transactions contemplated by this Agreement; or

b.	cause the Exchange to be rescinded following consummation.

(h)
Outstanding Shares.  On the Closing Date and subject to any financing approved by Priveco, Pubco will have no more than 81,186,516 common shares issued and outstanding in the capital of Pubco after giving effect to issuance of the Pubco Common Shares and the share cancellation described herein.

(i)	Public Market. On the Closing Date, the shares of Pubco Common Stock will be quoted on the OTC Bulletin Board.

(j)
Due Diligence Review of Financial Statements.  Priveco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Pubco Financial Statements, the Pubco SEC Documents, and the contents thereof, prepared in accordance with GAAP.

The foregoing conditions are for the benefit of Priveco and may be waived, in whole or in part, by Priveco in writing at any time. If any of such conditions shall not be complied with or waived by Priveco on or before the Completion Deadline or, if earlier, the date required for the performance thereof, then, subject to section 5.05 hereof, Priveco may terminate this Agreement by written notice to Pubco in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by Priveco.

Section 5.03 Pubco Conditions

The obligation of Pubco to complete the transactions contemplated herein is subject to the fulfillment of the following additional conditions at or before the Closing Date or such other time as is specified below:

(a)
Representations and Warranties.  The representations and warranties of Priveco and the Selling Shareholders set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date.

(b)
Performance.  All of the covenants and obligations that Priveco is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)
Transaction Documents.  This Agreement, the Financial Statements and all other documents necessary or reasonably required to consummate the Exchange, all in form and substance reasonably satisfactory to Pubco, will have been executed and delivered to Pubco.

(d)
Directors’ Resolutions – Priveco.  Pubco will have received copies of resolutions duly adopted by the board of directors of Priveco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)
Shareholders’ Resolution – Priveco.  Pubco will have received copies of resolutions duly adopted by holders of at least 2/3rds of Priveco’s issued and outstanding common shares, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(f)	No Material Adverse Change. No Priveco material adverse event will have occurred since the date of this Agreement.

(g)	No Action. No suit, action, or proceeding will be pending or threatened which would:
i.	prevent the consummation of any of the transactions contemplated by this Agreement; or
ii.	cause the Exchange to be rescinded following consummation.

(h)	Outstanding Shares. Priveco will have no more than 46,186,516 shares of Priveco Common Stock issued and outstanding on the Closing Date.

(i)
Delivery of Financial Statements. Priveco will have delivered to Pubco the Financial Statements, which financial statements will include audited financial statements for Priveco’s two fiscal years, prepared in accordance with US GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

(j)	Due Diligence Review of Financial Statements. Pubco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Financial Statements.

(k)	Compliance with Securities Laws. Pubco will have received assurances from Priveco that the Pubco Common Shares issuable in the Exchange will be issuable:
i.	without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act provided by Regulation S; and
ii.	in reliance upon an exemption from the prospectus and registration requirements of the British Columbia Securities Act.

In order to establish the availability of the safe harbor from the registration requirements of the Securities Act and the prospectus and registration requirements of the British Columbia Securities Act for the issuance of Pubco Common Shares to each Selling Shareholder, Priveco will deliver to Pubco on Closing, a Certificate of Non-US Shareholder or Certificate of US Shareholder, as applicable, and a Questionnaire duly executed by each Selling Shareholder.

The foregoing conditions are for the benefit of Pubco and may be waived, in whole or in part, by Pubco in writing at any time. If any of such conditions shall not be complied with or waived by Pubco on or before the Completion Deadline or, if earlier, the date required for the performance thereof, then, subject to section 5.05 hereof, Pubco may terminate this Agreement by written notice to Priveco in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by Pubco.

Section 5.04 Completion Deadline

Each of Priveco and Pubco shall be entitled in its sole discretion, by written notice delivered to Pubco or Priveco respectively on or prior to the Completion Deadline, to unilaterally extend the date on or before which the Effective Date is required to occur to a date not later than February 28, 2010.

Section 5.05 Notice and Cure Provisions

Each party hereto shall give prompt notice to the others of them of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, would be likely to or could:

(a)
cause any of the representations or warranties of such party hereto contained herein to be untrue or inaccurate in any respect on the date hereof or on the Effective Date result in the failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by such party hereto prior to the Effective Date; or

(b)	result in the failure to satisfy any of the conditions precedent in favor of the other parties hereto favor contained in sections 5.01, 5.02 or 5.03 hereof, as the case may be.

Subject as herein provided, a party hereto may elect not to complete the transactions contemplated hereby pursuant to the conditions contained in sections 5.01, 5.02 or 5.03 hereof or exercise any termination right arising therefrom; provided, however, that (i) promptly and in any event prior to the filing of the Final Order with the Registrar, the party hereto intending to rely thereon has delivered a written notice to the other parties hereto specifying in reasonable detail the breaches of covenants or untruthfulness or inaccuracy of representations and warranties or other matters which the party hereto delivering such notice is asserting as the basis for the exercise of the termination right, as the case may be, and (ii) if any such notice is delivered, and a party hereto is proceeding diligently, at its own expense, to cure such matter, if such matter is susceptible to being cured, the party hereto which has delivered such notice may not terminate this Agreement until the earlier of the Completion Deadline and the expiration of a period of 15 days from date of delivery of such notice. If such notice has been delivered prior to the date of the Priveco Meeting the Priveco Meeting shall be adjourned or postponed until the expiry of such period.

ARTICLE SIX- CLOSING

Section 6.01 Closing.  The Closing shall take place on the Closing Date at the offices of the lawyers for Pubco or at such other location as agreed to by the parties.  Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

Section 6.02 Closing Deliveries of Priveco.  At Closing, Priveco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Pubco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors and shareholders of Priveco evidencing approval of this Agreement and the Exchange; and

(b)	the Financial Statements and any other necessary documents, each duly executed by Priveco, as required to give effect to the Exchange.

Section 6.03 Closing Deliveries of Pubco.  At Closing, Pubco will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Exchange;

(b)	share certificates representing the 25,000,000 shares held by Thomas Brown, duly endorsed for transfer and cancellation; and

(c)	the resolutions required to effect the changes to the board of directors of Pubco.

ARTICLE SEVEN- AMENDMENT AND TERMINATION

Section 7.01 Amendment

This Agreement, including the Plan of Exchange and any of the other schedules, may, at any time and from time to time, be amended by mutual written agreement of the parties hereto without, subject to applicable Law, and any such amendment may, without limitation:

(a)	change the time for the performance of any of the obligations or acts of any of the parties hereto;

(b)	waive any inaccuracies in or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify the performance of any of the obligations of any of the parties hereto; and

(d)	waive compliance with or modify any condition herein contained;

provided, however, that notwithstanding the foregoing, the terms of Section 3.1 of the Plan of Exchange shall not be amended without the approval of the Priveco Shareholders given in the same manner as required for the approval of the Exchange.

Section 7.02 Mutual Understanding Regarding Amendments

The parties hereto mutually agree that if a party hereto proposes any other amendment or amendments to this Agreement or to the Plan of Exchange, the parties will act reasonably in considering such amendment and if the other of them and the shareholders thereof are not prejudiced by reason of any such amendment they will co-operate in a reasonable fashion with the party hereto proposing the amendment so that such amendment can be effected subject to applicable Laws and the rights of the Priveco Shareholders.

Section 7.03 Termination

This Agreement may be terminated at any time prior to the Closing Date:

(a)	by the mutual written consent of the parties hereto; or

(b)	by Pubco or by Priveco if the Exchange has not been completed by January 31, 2010.

ARTICLE EIGHT- GENERAL

Section 8.01 Notices

Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day or, if not, then the next succeeding Business Day) and if sent by facsimile or email be deemed to have been given and received at the time of receipt (if a Business Day or, if not, then the next succeeding Business Day) unless actually received after 4:00 p.m. (Vancouver time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

Section 8.02 Remedies

The parties hereto acknowledge and agree that an award of money damages may be inadequate for any breach of this Agreement by any party hereto or its representatives and advisors and that such breach may cause the non-breaching party hereto irreparable harm. Accordingly, the parties hereto agree that, in the event of any such breach or threatened breach of this Agreement by one of the parties hereto, Priveco (if Pubco is the breaching party) or Pubco (if Priveco is the breaching party) will be entitled, to be paid by the breaching party, all out-of-pocket costs and expenses in connection with the Exchange and the transactions contemplated by this Agreement and without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance.

Section 8.03 Public Announcements

Pubco and Priveco agree to coordinate the public disclosure made by them with respect to the Exchange. Pubco and Priveco further agree that there will be no public announcement or other disclosure with respect to the Exchange or of the matters dealt with herein unless they have mutually agreed thereto or unless otherwise required by law or by regulatory rule or policy based on the advice of counsel.

Section 8.04 Expenses

The parties hereto agree that all out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, including legal and accounting fees, printing costs, financial advisor fees and all disbursements by advisors, shall be paid by the party hereto incurring such expense.

Section 8.05 Time of the Essence

Time shall be of the essence in this Agreement.

Section 8.06 Entire Agreement

This Agreement, together with the Schedules and other documents herein or therein referred to, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof.

Section 8.07 Further Assurances

Each party hereto shall, from time to time, and at all times hereafter, at the request of the other of them, but without further consideration, do, or cause to be done, all such other acts and execute and deliver, or cause to be executed and delivered, all such further agreements, transfers, assurances, instruments or documents as shall be reasonably required in order to fully perform and carry out the terms and intent hereof including, without limitation, the Plan of Exchange.

Section 8.08 Jurisdiction

Each party hereto hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

Section 8.09 Execution in Counterparts

This Agreement may be executed in one or more counterparts and delivered by facsimile or other form of electronic communication, each of which shall conclusively be deemed to be an original and all such counterparts collectively shall be conclusively deemed to be one and the same agreement.

Section 8.10 No Personal Liability

(a)
No director or officer of Priveco shall have any personal liability whatsoever (other than in the case of fraud, negligence or willful misconduct) to Pubco under this Agreement or any other document delivered in connection with this Agreement or the Exchange by or on behalf of Priveco.

(b)
No director or officer of Pubco shall have any personal liability whatsoever (other than in the case of fraud, negligence or willful misconduct) to Priveco under this Agreement or any other document delivered in connection with this Agreement or the Exchange by or on behalf of Pubco.

Section 8.11 Enurement and Assignment

This Agreement shall enure to the benefit of the parties hereto and their respective successors and permitted assigns and shall be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

Section 8.12 Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severed from this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the Effective Date.

AGR TOOLS, INC.

Per:    /s/ G.M. Rock Rutherford
    G.M. Rock Rutherford, President

AGR STONE & TOOLS USA, INC.

Per:      /s/ John Kuykendall
John Kuykendall, Chief Financial Officer,
Vice President

Schedule A- Plan of Exchange

PLAN OF EXCHANGE UNDER PART 5 OF THE
OF THE TEXAS BUSINESS CORPORATION ACT

1.  INTERPRETATION

1.1 In this Plan of Exchange, unless the context otherwise requires, the following words and phrases shall have the meanings hereinafter set out:

a.
“Exchange” means the Exchange under the provision of Part 5  of the TBCA, on the terms and conditions set forth in this Plan of Exchange which shall include the exchange of each one Priveco Common Share outstanding for one Pubco Common Share;

b.	“Exchange Agreement” means the Exchange agreement dated October 29, 2009 between Priveco and Pubco and in which this Plan of Exchange forms part of;

c.	“Exchange Resolution” means a resolution of at least 2/3rds of the Priveco Shareholders approving the Exchange;

d.	“Dissent Rights” means the right to dissent to the Exchange described in Section 4 hereof;

e.
“Dissenting Shareholder” means a Priveco Shareholder who has duly exercised a Dissent Right pursuant to Section 4 hereof and who is ultimately entitled to be paid the fair value of the Priveco Common Shares held by such Priveco Shareholder;

f.
"Effective Date" means the date set by Pubco and Priveco as being the effective date in respect of the Exchange, which date will either be the date on which all documents necessary to effect the Exchange have been filed with the Secretary of State, if any, or will be the date within specified by the Parties four Business Days after all conditions to completion of the Exchange set out in the Exchange Agreement, have been satisfied;

g.	"Effective Time" means 12:01 a.m. (Vancouver time) on the Effective Date;

h.	“Parties” means Pubco and Priveco;

i.
“Person” means any individual, corporation, firm, partnership (including, without limitation, a limited partnership), sole proprietorship, syndicate, joint venture, trustee, trust, any unincorporated organization or association, any government or instrumentality thereof and any tribunal;

j.	"Plan of Exchange" means this plan of Exchange, as amended, modified or supplemented from time to time in accordance herewith;

k.	“Pubco” means AGR Tools, Inc., a public company listed on the OTC Bulletin Board;

l.	“Pubco Common Shares” means the common shares in the capital of Pubco;

m.	“Priveco” means AGR Stone & Tools USA, Inc., a private company;

n.	“Priveco Common Shares” means the common shares in the capital of Priveco;

o.
“Priveco Shareholder” means a Person who is a registered holder of Priveco Common Shares as shown on the share register of Priveco and for the purposes of the Priveco Meeting, is a registered shareholder as of the record date therefor, and for the purposes of the Exchange, is a registered holder as at the Effective Time; and

p.	“TBCA” means the Texas Business Corporation Act and the rules, regulations and policies made thereunder, as now in effect and as amended prior to the Effective Date.

Interpretation Not Affected by Headings

1.2 The headings contained in this Plan of Exchange are for reference purposes only and will not affect in any way the meaning or interpretation of this Plan of Exchange so referenced and § followed by a number or some combination of numbers and letters refers to the section, subsection, paragraph, subparagraph, clause or subclause of this Plan of Exchange so designated.  References to Sections are to this Plan of Exchange unless otherwise stated.  The terms “this Plan of Exchange”, “hereof”, and “hereunder” and similar expressions refer to this Plan of Exchange and not to any particular Section, subsection, paragraph, subparagraph, clause of subclause hereof and include any agreement or instrument supplemental therewith.

Time of Essence

1.3 Time will be of the essence of this Plan of Exchange.

Currency

1.4 Unless otherwise stated, all references in this Plan of Exchange to sums of money are expressed in lawful money of the United States of America.

Number

1.5 In this Plan of Exchange, unless something in the context is inconsistent therewith, words importing the singular number only will include the plural and vice versa, words importing the masculine gender will include the feminine and neuter genders and vice versa.

References to Persons

1.6 A reference to a Person includes any successor to that Person.

2.THE EXCHANGE AGREEMENT

2.1 This Plan of Exchange is made pursuant to, and is subject to, the Exchange Agreement as it may be amended in accordance with its terms.

3. THE EXCHANGE

Section 3.1  At the Effective Time, the following shall occur and be deemed to occur in the following order without any further act or formality:

(a)	all issued and outstanding Priveco Common Shares (other than Priveco Common Shares in respect of which the Priveco Shareholder has duly and validly exercised his or her Dissent Rights and in respect of which the Priveco Shareholder is ultimately entitled to be paid the fair value thereof, and other than Priveco Common Shares beneficially owned, directly or indirectly, by Pubco) shall be and be deemed to be transferred to Pubco free of any claims or encumbrances and the Priveco Shareholders thereof shall be entitled to receive from Pubco, in exchange for each such Priveco Share, one Pubco Common Share subject to Section 3.2;

(b)	with respect to each Priveco Share to which paragraph 3.1(a) applies:

(i)   the Priveco Shareholder thereof shall cease to be a Priveco Shareholder of such share and such Priveco Shareholder’s name shall be deemed to be removed from the central securities register of Priveco as of the Effective Time; and

(ii)  Pubco shall be and be deemed to be the transferee of such Priveco Share (free of any claims or encumbrances) and shall be deemed to be entered in the central securities register of Priveco as the Priveco Shareholder thereof.

3.2 No fractional shares will be issued in connection with the foregoing (after aggregating all fractional entitlements for a particular shareholder) and fractions will be rounded down to the next nearest whole share, as the case may be.

3.3 With respect to each Priveco Share other than those held by Dissenting Shareholders:

at the Effective Time, the Priveco Shareholder thereof will be deemed, without any further action on their part, to have executed and delivered any necessary transfer form, power of attorney or assignment required to transfer such shares to Pubco in law in accordance;

immediately thereafter, the certificates representing the Priveco Common Shares held by former Priveco Shareholders, will be deemed to have been cancelled subsequent to their transfer to Pubco and will be replaced by a single share certificate registered in the name of Pubco and Pubco will be and will be deemed to be the lawful owner and transferee of all such Priveco Common Shares. Thereafter, any director of Pubco will be authorized to execute any such further documents and assurances as may be required by any transfer agent or depositary to fully effectuate the transfer and cancellations contemplated hereby; and

former Priveco Shareholders will be issued Pubco Common Shares in accordance with the terms of the Exchange and pursuant to the procedures referred to in Section 5 herein.

3.4 Notwithstanding that the transactions or events set out in this Part 3 occur and shall be deemed to occur in the order therein set out without any further act or formality, each of Priveco and Pubco as applicable, agree to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required by it in order to further document or evidence any of the transactions or events set out in this Part 3 including, without limitation, any resolutions of directors authorizing the issue, transfer or cancellation of shares, any share transfer powers evidencing the transfer of shares and any receipt therefor and any necessary additions to or deletions from share registers.

4.RIGHTS OF DISSENT

4.1 Priveco Shareholder registered as such Closing Date may exercise rights of dissent pursuant to and in the manner set forth in Part 5, Article 5.11 of the TCBA, provided that the notice of dissent duly executed by such Priveco Shareholder is received by Priveco’s registered and records office within 10 days of the Closing Date.  Dissenting Shareholders are ultimately entitled to be paid fair value for their Priveco Common Shares or Priveco Warrants as the case may be and shall be deemed to have transferred their Priveco Common Shares or Priveco Warrants as the case may be to Priveco for cancellation immediately at the Effective Time and in no case shall Priveco be required to recognize such Persons as holding Priveco Common Shares or Priveco Warrants as the case may be after the Effective Time.

4.2 Priveco Shareholder who do not duly exercise their Dissent Rights are not entitled to be paid fair value for their Priveco Common Shares or Priveco Warrants, as the case may be, shall be deemed to have participated in the Exchange on the same basis as a Priveco Shareholder who is not a Dissenting Shareholder and shall receive Pubco Common Shares or Replacement Warrants as the case may be on the same basis as every other Priveco Shareholder as provided in this Plan of Exchange.

5.CERTIFICATES AND DOCUMENTATION

Pubco Certificates

5.1 Where a Priveco Shareholder has delivered to Pubco the certificates representing such Priveco Shareholder’s shares, Pubco will provide the Priveco Shareholder a certificate or certificates representing the Pubco Common Shares required to be delivered to such Priveco Shareholder pursuant to the provisions hereof and in accordance with the terms of the Exchange.

5.2 Where a Priveco Shareholder has not delivered to Pubco the certificates representing such shares, Pubco will hold the certificate or certificates representing the Pubco Common Shares pending receipt from the Priveco Shareholder of the certificate representing the Priveco Common Shares or an affidavit of loss and indemnity, both satisfactory in form and substance to Pubco.

Termination of Rights

5.3 Any certificate formerly representing the Priveco Common Shares that is not deposited with all other documents as provided in this section, on or before the sixth anniversary of the Effective Date, will cease to represent a right or claim of any kind or nature and the right of such Priveco Shareholders to receive Pubco Common Shares will be deemed to be surrendered to Pubco, together with all dividends or distributions thereon held for such holder.

Distributions

5.4 Any dividends paid or distributions made in respect of the Pubco Common Shares issued to the Priveco Shareholders for which a certificate representing Pubco Common Shares has not been delivered to such holder in accordance with this section will be paid or delivered to Pubco to be held, subject to this section hereof, in trust for such holder for delivery to the holder, net of all withholding and other taxes, upon delivery of the certificate representing Priveco Common Shares.

6. AMENDMENT

6.1 The Parties reserve the right to collectively amend, modify and/or supplement this Plan of Exchange at any time and from time to time, provided that any such amendment, modification or supplement must be contained in a written document and, if made following the latest of the dates the Exchange Resolution is adopted by the Priveco Shareholders then approved by the Priveco Shareholders.

Schedule B

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Common Shares”) of AGR TOOLS, INC., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Exchange Agreement dated October 29, 2009 (the “Agreement”), among Pubco, AGR STONE AND TOOLS USA, INC., a Texas corporation (“Priveco”), the undersigned Priveco Shareholder hereby agrees, acknowledges, represents and warrants that:

1. the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2. none of the Pubco Common Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3. the Priveco Shareholder understands and agrees that offers and sales of any of the Pubco Common Shares prior to the expiration of a period of one year after the date of original issuance of the Pubco Common Shares (the one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4. the Priveco Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Common Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5. the Priveco Shareholder is acquiring the Pubco Common Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Common Shares in the United States or to U.S. Persons;

6. the Priveco Shareholder has not acquired the Pubco Common Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Pubco Common Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Pubco Common Shares; provided, however, that the Priveco Shareholder may sell or otherwise dispose of the Pubco Common Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7. the statutory and regulatory basis for the exemption claimed for the sale of the Pubco Common Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8. Pubco has not undertaken, and will have no obligation, to register any of the Pubco Common Shares under the U.S. Securities Act;

9. Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Priveco Shareholder contained in the Agreement and this Certificate, and the Priveco Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Priveco Shareholder not being true and correct;

10. the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Common Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

11. the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Common Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

12. the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Common Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

13. the undersigned:

(a)
is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Common Shares;

(b)
the undersigned is acquiring the Pubco Common Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Common Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)
the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Common Shares; and

(d)	the acquisition of the Pubco Common Shares by the undersigned does not trigger:
(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or
(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and
the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Pubco, acting reasonably;

14. the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Common Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Common Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

15. the undersigned is not aware of any advertisement of any of the Pubco Common Shares and is not acquiring the Pubco Common Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16. no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Pubco Common Shares;
(b)	that any person will refund the purchase price of any of the Pubco Common Shares;
(c)	as to the future price or value of any of the Pubco Common Shares; or
(d)
that any of the Pubco Common Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Common Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

17. none of the Pubco Common Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Common Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

18. the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Pubco Common Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Common Shares;

19. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Common Shares;

20. the Pubco Common Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

21. the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Common Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

22. the undersigned understands and agrees that the Pubco Common Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

23. the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Signature	Date: , 2009

Print Name

Title (if applicable)

Address

Schedule C

CERTIFICATE OF U.S. SHAREHOLDER

In connection with the issuance of common stock (the “Pubco Common Shares”) of AGR TOOLS, INC., a Nevada corporation (“Pubco”), to the undersigned, pursuant to that certain Share Exchange Agreement dated October 29, 2009 (the “Agreement”), among Pubco, AGR STONE & TOOLS USA, INC., a Texas corporation (“Priveco”), the undersigned Priveco Shareholder hereby agrees, acknowledges, represents and warrants that (please mark either a Category in Section #1 or the space next to Section #2, whichever applies):

1. the undersigned satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), as indicated below:  (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the undersigned satisfies.)

____	Category 1
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

____	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000.
____	Category 3
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

____	Category 4
A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

____	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).
____	Category 6	A director or executive officer of the Company.
____	Category 7
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

____	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that for any of the Priveco Shareholders claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber's status as an Accredited Investor.

If the Priveco Shareholder is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

2. The Priveco Shareholder understands and acknowledges that (a) the Shares are being offered and sold under one or more of the exemptions from registration provided for in Section 4(2) of the  Securities  Act of 1993,  as  amended  (the  "Securities  Act"),  including any applicable state securities laws, (b) the Priveco Shareholder has reviewed the confidential business plan of the Company or such other  material  documents  of the Company as the  undersigned  has deemed necessary or  appropriate  for purposes of purchasing the Pubco Common Shares, including this agreement (collectively, the "Offering Documents"); and (c) this transaction has not been  reviewed or  approved by the United  States  Securities  and  Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country.

(a) Sophistication of Priveco Shareholder. The Priveco Shareholder either (i) has a preexisting personal or business  relationship with the Company or its controlling  persons, such as would enable a reasonably prudent Priveco Shareholder to be aware of the character and  general  business  and  financial  circumstances  of  the  Company  or  its controlling  persons,  or (ii) by reason of the Priveco Shareholder's business or financial experience,  individually  or in conjunction  with the  Priveco Shareholder's  unaffiliated professional advisors who are not compensated by the Company or any affiliate or selling agent of the Company,  directly or indirectly,  is capable of evaluating the  merits  and  risks of an  investment  in the  Shares,  making  an  informed investment  decision and  protecting  the Priveco Shareholder's own interests in connection with the transactions contemplated hereby.

(b) Suitability.  The Priveco Shareholder  understands and has fully  considered for purposes of this investment the risks of this  investment and  understands  that (i) this  investment  is suitable  only for an Priveco Shareholder  who is able to bear the economic  consequences  of losing the  Priveco Shareholder's  entire  investment;  (ii) the Company is a start-up  enterprise with no significant  operating history;  (iii) the purchase of the Shares is a  speculative  investment  which  involves a high degree of risk of loss by the Priveco Shareholder of the Priveco Shareholder's entire investment,  and (iv) there are substantial restrictions on the  transferability  of, and there will be no public market for, the Shares, and  accordingly,  it may not be  possible  for the  Priveco Shareholder to  liquidate  the Priveco Shareholder's investment in the Shares.

(c) Lack of Liquidity.  The Priveco Shareholder is able (i) to bear the economic risk of this investment, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of the Priveco Shareholder's investment; and represents that the Priveco Shareholder has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the Priveco Shareholder's ability to provide for the Priveco Shareholder's current needs and possible financial contingencies.

(d) Access to Information. The Priveco Shareholder, in making the Priveco Shareholder's decision to purchase the Shares, has relied solely upon independent  investigations  made by the Priveco Shareholder and the  representations and warranties of the Company contained herein and the  Priveco Shareholder  has been given (i)  access to all  material  books and records of the Company;  (ii) access to all  material  contracts  and  documents relating to this offering;  and (iii) an opportunity to ask questions of, and to receive  answers  from,  the  appropriate  executive  officers and other persons acting  on  behalf  of the  Company  concerning  the  Company  and the terms and conditions of this offering,  and to obtain any additional  information,  to the extent  such  persons  possess  such  information  or  can  acquire  it  without unreasonable  effort  or  expense,  necessary  to  verify  the  accuracy  of the information set forth in the Offering Documents.  The Priveco Shareholder acknowledges that no valid  request to the Company by the  Priveco Shareholder  for  information  of any kind about  the  Company  has been  refused  or  denied  by the  Company  or  remains unfulfilled as of the date thereof.

(e)  Investment Intent. The Shares are being acquired by the Priveco Shareholder solely for the Priveco Shareholder's own personal  account,  for investment  purposes only, and not with a view to,  or in  connection  with,  any  resale  or  distribution thereof; the Priveco Shareholder has no contract, undertaking,  understanding, agreement or arrangement,  formal or informal, with any person to sell, transfer or pledge to any  person the Shares for which the  Priveco Shareholder  hereby  subscribes,  or any part thereof, any interest  therein or any rights  thereto;  the Priveco Shareholder has no present  plans to enter into any such contract,  undertaking,  agreement or  arrangement;  and the Priveco Shareholder understands the legal consequences of the foregoing representations and warranties  to mean  that  the  Priveco Shareholder  must  bear  the  economic  risk of the investment  for an  indefinite  period of time  because the Shares have not been registered  under the Securities Act and applicable  state  securities laws and, therefore,  cannot be sold unless  they are  subsequently  registered  under the Securities Act and applicable  state  securities  laws (which the Company is not obligated, and has no current intention, to do) or unless an exemption from such registration is available.

(k) No Brokers. The Priveco Shareholder has not engaged any broker, dealer, finder, commission agent or other similar person in connection with the offer, offer for sale, or sale of the Shares and is not under any obligation to pay any broker's fee or commission in connection with the Priveco Shareholder's investment.

(l) Securities Act Compliance. The Priveco Shareholder understands that the Shares have not been  registered  under the  Securities  Act,  by reason of a  specific exemption  under the provisions of the Securities Act which depends in part upon the investment  intent and the aforesaid  representations  and warranties of the Priveco Shareholder and that, in issuing the Shares to the Priveco Shareholder, the Company is relying upon said representations and warranties. The Priveco Shareholder also understands that any routine sales of the Shares in reliance upon Rule 144 under the Securities Act, if the provisions of such Rule should then be available as to the Shares, can be made only after the holding period specified in the Rule, in limited amounts, and in  accordance  with all the terms and  conditions of that Rule and that, in the case of securities  to which that Rule is not  applicable,  compliance  with Regulation A under the Securities Act or some other  exemption will be required. The Priveco Shareholder understands that Rule 144 is not now available as to the Shares. The Priveco Shareholder understands that the Company is under no obligation to register the Shares  or to  comply  with  Regulation  A or  any  other  exemption  under  the Securities  Act or to supply any  information  necessary to permit routine sales under Rule 144. The Priveco Shareholder understands that the Company may, if it so desires, permit the transfer of the Shares only when such shares are the subject of an effective registration statement under the Securities Act or when the Company has received an opinion of counsel that such registration is not required under the Securities Act. The Priveco Shareholder agrees to furnish such documentation and undertakings as the Company and its counsel may reasonably require in connection with any such opinion, whether under Rule 144 or some specific exemption under the Act.

3. none of the Pubco Common Shares have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

4. the Priveco Shareholder understands and agrees that offers and sales of any of the Pubco Common Shares shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

5. the Priveco Shareholder understands and agrees not to engage in any hedging transactions involving any of the Pubco Common Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

6. the Priveco Shareholder is acquiring the Pubco Common Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Pubco Common Shares in the United States or to U.S. Persons;

7. Pubco has not undertaken, and will have no obligation, to register any of the Pubco Common Shares under the U.S. Securities Act;

8. Pubco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Priveco Shareholder contained in the Agreement and this Certificate, and the Priveco Shareholder will hold harmless Pubco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Priveco Shareholder not being true and correct;

9. the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Pubco Common Shares and, with respect to applicable resale restrictions, is solely responsible (and Pubco is not in any way responsible) for compliance with applicable resale restrictions;

10. the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Pubco in connection with the acquisition of the Pubco Common Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Pubco without unreasonable effort or expense;

11. the books and records of Pubco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Pubco Common Shares under the Agreement have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

12. the undersigned:

(a)
is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the “International Jurisdiction”) which would apply to the acquisition of the Pubco Common Shares;

(b)
the undersigned is acquiring the Pubco Common Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Pubco Common Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)
the applicable securities laws of the authorities in the International Jurisdiction do not require Pubco to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Pubco Common Shares; and

(d)	the acquisition of the Pubco Common Shares by the undersigned does not trigger:
(i)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or
(ii)	any continuous disclosure reporting obligation of Pubco in the International Jurisdiction; and
the undersigned will, if requested by Pubco, deliver to Pubco a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 11(c) and 11(d) above to the satisfaction of Pubco, acting reasonably;

13. the undersigned (i) is able to fend for itself in connection with the acquisition of the Pubco Common Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Pubco Common Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

14. the undersigned is not aware of any advertisement of any of the Pubco Common Shares and is not acquiring the Pubco Common Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

15. no person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Pubco Common Shares;
(b)	that any person will refund the purchase price of any of the Pubco Common Shares;
(c)	as to the future price or value of any of the Pubco Common Shares; or
(d)
that any of the Pubco Common Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Pubco Common Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

16. none of the Pubco Common Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Pubco Common Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of Pubco on the OTC Bulletin Board;

17. the undersigned is acquiring the Pubco Common Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Pubco Common Shares;

18. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Pubco Common Shares;

19. the undersigned acknowledges and agrees that Pubco shall refuse to register any transfer of Pubco Common Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

20. the undersigned understands and agrees that the Pubco Common Shares will bear the following legend:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

21. the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

Signature	Date: , 2009

Print Name

Title (if applicable)

Address

Schedule D

NATIONAL INSTRUMENT 45-106 INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to assure AGR TOOLS, INC. (“Pubco”) that the Priveco Shareholders will meet certain requirements for the registration and prospectus exemptions provided for under National Instrument 45-106 (“NI 45-106”), as adopted by the British Columbia Securities Commission in respect to the issuance of the Pubco Common Shares pursuant to the Exchange.  Pubco will rely on the information contained in this Questionnaire for the purposes of such determination.

The undersigned Priveco Shareholder covenants, represents and warrants to Pubco that:
1.	the Priveco Shareholder is (check one or more of the following boxes):
(a)	a director, executive officer, employee or control person of Pubco or an affiliate of Pubco	☐
(b)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of Pubco or an affiliate of Pubco	☐
(c)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of Pubco or an affiliate of Pubco	☐
(d)	a close personal friend of a director, executive officer or control person of Pubco or an affiliate of Pubco	☐
(e)	a close business associate of a director, executive officer or control person of Pubco or an affiliate of Pubco	☐
(f)	a founder of Pubco or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of Pubco	☐
(g)	a parent, grandparent, brother, sister or child of the spouse of a founder of Pubco	☐
(h)
a company, partnership or other entity which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies as described in paragraphs (a) to (g) above
☐
(i)	purchasing the Pubco Common Shares as principal with an aggregate value of more than CDN$150,000	☐
(j)	an accredited investor	☐

2.
if the Priveco Shareholder has checked one or more of boxes b, c, d, e, f, g or h in section 1 above, the director(s), executive officer(s), control person(s) or founder(s) of Pubco with whom the Priveco Shareholder has the relationship is:

(Instructions to Priveco Shareholder:  fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with.  If you have checked box h, also indicate which of a to g describes the securityholders or directors which qualify you as box h and provide the names of those individuals.  Please attach a separate page if necessary).

3.
If the Priveco Shareholder has ticked box j in section 1 above, the Priveco Shareholder acknowledges and agrees that Pubco shall not consider the Priveco Shareholder’s request for Pubco Common Shares for acceptance unless the undersigned provides to Pubco:

(ii)	such other supporting documentation that Pubco or its legal counsel may request to establish the Priveco Shareholder’s qualification as an Accredited Investor;

4.
the Priveco Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and the Priveco Shareholder is able to bear the economic risk of loss arising from such Transaction;

5.	the Priveco Shareholder satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;
an entity, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements;

an entity registered under the securities legislation of a jurisdiction of Canada as an advisor or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (British Columbia) or the Securities Act (Newfoundland and Labrador), or any entity organized in a foreign jurisdiction that is analogous to any such person or entity; or

an entity in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

The Priveco Shareholder acknowledges and agrees that the Priveco Shareholder may be required by Pubco to provide such additional documentation as may be reasonably required by Pubco and its legal counsel in determining the Priveco Shareholder’s eligibility to acquire the Pubco Common Shares under relevant securities legislation.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ____ day of, 2009.

Signature	Date: , 2009

Print Name

Title (if applicable)

Address